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Exhibit 23.1
Consent of Smith Cooper, Independent Auditors

We consent to the use of our audit report dated August 14, 2000 with respect to the financial statements of uDate.com, Ltd., for the years ended March 1, 2000 and March 31, 1999 included in the Amendment to Current Report (Form 8K/A) of uDate.com. Inc.

Smith Cooper
August 14, 2000